EXHIBIT 23(a)






INDEPENDENT AUDITORS' CONSENT




DELPHI AUTOMOTIVE SYSTEMS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Delphi Automotive Systems Corporation of our report dated January 14, 1999, appearing in the Delphi Automotive Systems Corporation Registration Statement on Form S-1 (Registration No. 333-67333). We also consent to the reference to us under the heading "Item 3. Incorporation of Documents by Reference" in this Registration Statement.






/s/DELOITTE & TOUCHE LLP


Detroit, Michigan
February 5, 1999


































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